As filed with the Securities and Exchange Commission on April 1, 2011

Registration Statement No. 333-126203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Stock Acquisition Rights (No.2) of Nomura Holdings, Inc.

(Full Title of the Plan)

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

(212-667-9300)

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Registration Statement on Form S-8 filed on June 29, 2005 (File No. 333-126203) (the “Registration Statement”) to deregister shares of the Registrant’s common stock relating to options issued under the Stock Acquisition Rights (No.2) of Nomura Holdings, Inc. (the “Plan”).

A total of 2,186,000 shares were registered under the Registration Statement.

Of the 2,186,000 shares relating to the options under the Plan, 1,227,000 shares remained unsold at the termination of the exercise period for the options issued under the Plan on June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on April 1, 2011.

NOMURA HOLDINGS, INC.

By:	/s/ Kenichi Watanabe
Name:	Kenichi Watanabe
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the following capacities on April 1, 2011.

Signature	Title

/s/ Junichi Ujiie	Chairman of the Board of Directors
Junichi Ujiie

/s/ Kenichi Watanabe	Director
Kenichi Watanabe	President and Chief Executive Officer (Principal Executive Officer)

/s/ Takumi Shibata	Director
Takumi Shibata	Deputy President and Chief Operating Officer

/s/ Hideaki Kubori	Director
Hideaki Kubori

/s/ Masahiro Sakane	Director
Masahiro Sakane

/s/ Haruo Tsuji	Director
Haruo Tsuji

/s/ Tsuguoki Fujinuma	Director
Tsuguoki Fujinuma

/s/ Hajime Sawabe	Director
Hajime Sawabe

/s/ Masanori Itatani	Director
Masanori Itatani

/s/ Masanori Nishimatsu	Director
Masanori Nishimatsu

/s/ Colin Marshall	Director
Colin Marshall

/s/ Clara Furse	Director
Clara Furse

/s/ Junko Nakagawa	Executive Managing Director and Chief Financial Officer
Junko Nakagawa	(Principal Financial Officer and Principal Accounting Officer)

/s/ Naoki Matsuba	Senior Managing Director
Naoki Matsuba	Authorized Representative in the United States